As filed with the Securities and Exchange Commission on November 10, 1999
                                                    Registration No. 333-84101

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 -------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 DIATIDE, INC.

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            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
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        (State or Other Jurisdiction of Incorporation or Organization)

                                  04-3078258
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                     (I.R.S. Employer Identification No.)

              Nine Delta Drive, Londonderry, New Hampshire     03053
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               (Address of Principal Executive Offices)      (Zip Code)

                           1999 STOCK INCENTIVE PLAN
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                           (Full title of the plan)

                               Dr. Richard Dean
                     President and Chief Executive Officer
                                 Diatide, Inc.
                               Nine Delta Drive
                       Londonderry, New Hampshire 03053
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           (Name, address and telephone number, including area code
                             of agent for service)
                                (603) 437-8970
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         (Telephone number, including area code, of agent for service)

                                   Copy to:

                             Peter S. Wilson, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                           New York, New York 10019

                        DEREGISTRATION OF COMMON STOCK

On July 30, 1999, Diatide, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-84101 (the "Registration Statement"), for the sale of 2,500,000 shares of Common Stock, par value $0.001 (the "Common Stock"), of the Company under the 1999 Stock Incentive Plan (the "Plan"). On November 1, 1999, a wholly-owned subsidiary of Schering Berlin Inc., a corporation organized under the laws of Delaware ("SBI"), was merged (the "Merger") with and into the Company with the Company becoming a wholly-owned subsidiary of SBI. As a result of the Merger, no further shares of Common Stock are issuable under the Plan. In addition, each outstanding share of Common Stock will be converted, subject to statutory rights of appraisal, into the right to receive $9.50 in cash (without interest) upon the surrender of the certificate representing each such share. The Registration Statement is hereby amended to remove from registration the remaining 2,484,280 shares of Common Stock which remain unissued thereunder.


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


                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Londonderry, New Hampshire on the 10th day of November, 1999.

                                              DIATIDE, INC.

                                              By: /s/ Richard T. Dean
                                                  -----------------------------
                                                  Richard T. Dean
                                                  President and Chief Executive
                                                  Officer

          Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

    Signature                          Title                       Date
    ---------                          -----                       ----

/s/ Richard T. Dean              President, Chief             November 10, 1999
--------------------------        Executive Officer and
Richard T. Dean                   Director (Principal
                                  Executive, Financial
                                  and Accounting Officer)

/s/ Robert Chabora                      Director              November 10, 1999
--------------------------
Robert Chabora

/s/ John Nicholson                      Director              November 10, 1999
--------------------------
John Nicholson


--------------------------              Director
Gustav A. Christensen


--------------------------              Director
Joseph A. Gould, Jr.

/s/ Alan D. Sokaler                     Director              November 10, 1999
--------------------------
Alan D. Sokaler

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